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Exhibit 99.5

CORVAS INTERNATIONAL, INC.
FIRST AMENDMENT TO RIGHTS AGREEMENT

        THIS FIRST AMENDMENT TO RIGHTS AGREEMENT (this "Amendment") is made as of February 24, 2003 between CORVAS INTERNATIONAL, INC., a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER AND TRUST COMPANY (the "Rights Agent").

        WHEREAS, the Company and the Rights Agent entered into that certain Rights Agreement dated as of September 18, 1997 (the "Rights Agreement") (capitalized terms used in this Amendment but not defined herein shall have the meaning assigned to them in the Rights Agreement); and

        WHEREAS, the Company and the Rights Agent desire to irrevocably amend the Rights Agreement as provided below.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this First Amendment to Rights Agreement hereby agree as follows:

Amendment

1.    Amendment of the Rights Agreement.

  1.1
  A new Section 35 of the Rights Agreement is hereby added as follows:

    "Section 35. Permitted Transactions. Reference is made to the Agreement and Plan of Merger by and among Dendreon Corporation, a Delaware corporation ("Parent"); Seahawk Acquisition, Inc., a Delaware corporation ("Merger Sub"); Project Charger LLC, a Delaware limited liability company ("LLC"); and the Company, dated as of February 24, 2003, as it may be amended from time to time (the "Merger Agreement"). Notwithstanding any other provision of this Agreement to the contrary, none of Parent, Merger Sub, LLC nor any of their respective affiliates shall be or become an Acquiring Person, and neither a Distribution Date nor a Shares Acquisition Date shall occur, and the Rights will not separate from the Common Shares, as a result of the execution, delivery or performance of the Merger Agreement, the assumption by Parent of options to acquire common stock of the Company, the merger of Merger Sub with and into the Company in accordance with the terms of the Merger Agreement (the "Merger"), the merger of LLC with and into the Company in accordance with the terms of the Merger Agreement or the other transactions contemplated in the Merger Agreement in each case, in accordance with the terms thereof, as such terms may be amended from time to time, and none of Parent, Company, Merger Sub nor LLC, nor any of their respective affiliates, shall have any obligations under this Agreement as of and following the consummation of the Merger and/or the time when the Merger becomes effective pursuant to the Merger Agreement (the "Effective Time") to any holder (or former holder) of Rights."

2.    No Other Amendment.    Except as modified by this Amendment, the Rights Agreement shall remain in full force and effect without any modification. By executing this Amendment below, the Company certifies that this Amendment has been executed and delivered in compliance with the terms of Section 27 of the Rights Agreement. This Amendment shall be deemed an amendment to the Rights Agreement and shall become effective when executed and delivered by the Company and the Rights Agent as provided under Section 27 of the Rights Agreement. This Amendment shall be irrevocable and each of Parent, Merger Sub and Merger LLC shall be an express third party beneficiary hereof.

3.    Effect of Amendment.    Except as and to the extent expressly modified by this Amendment, the Rights Agreement and the exhibits thereto shall remain in full force and effect in all respects. In the event of a conflict or inconsistency between this Amendment and the Rights Agreement and the exhibits thereto, the provisions of this Amendment shall govern.

4.    Counterparts.    This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

[THIS SPACE INTENTIONALLY LEFT BLANK]

        The parties hereto have caused this Amendment to be executed and delivered as of the day and year first written above.

Corvas International, Inc.
/s/ RANDALL E. WOODS
American Stock Transfer and Trust Company
By:	/s/ HJ LEMMER
Name:	HJ Lemmer
Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO RIGHTS AGREEMENT]

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  Exhibit 99.5
CORVAS INTERNATIONAL, INC. FIRST AMENDMENT TO RIGHTS AGREEMENT
Amendment